Exhibit 10.1
CARDIOTECH INTERNATIONAL, INC.
NONQUALIFIED STOCK OPTION AGREEMENT

Option Agreement Number:	NSO-03
Date of Grant/Award:	March 20, 2006
Name of Optionee:	Andrew Reed
Optionee’s Social Security Number:	###-##-####
Vesting Date:	March 20, 2006
Initial Exercise Date:	March 20, 2006
Expiration Date:	March 20, 2016

1. Dated as of the Date of Grant/Award set forth above (the “Grant Date”), a Stock Option (the “Option”) is hereby granted to the above-named Optionee.  The award of this Option (the “Award”) conveys to the Optionee the right to purchase from Cardiotech International, Inc. (the “Company”) up to 160,000 shares of common stock (the “Option Shares”) at an exercise price of $2.57 per share, the fair market value of the Company’s common stock on the last business day prior to the Grant Date.  The Option Shares are fully vested on the Vesting Date. The Option awarded hereunder is intended to be a nonqualified stock option and is specifically not intended to be treated as an Incentive Stock Option as such term is defined under Section 422 of the Internal Revenue Code.

2. DEFINITIONS Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company, immediately before a Transaction, do not retain immediately after a Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before a Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction involving the sale, exchange or transfer of all or substantially all of the Company's assets, the corporation or other business entity to which the assets of the Company were transferred (the “Transferee”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board of Directors of the Company (the “Board”) shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(b) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(c) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(d) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(e) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

(f) “Service” means the Optionee’s employment or service with the Company, whether in the capacity of an employee, a director or a consultant. The Optionee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Company or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee’s Service. Furthermore, the Optionee’s Service with the Company shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Optionee’s Service shall be deemed to have terminated unless the Optionee’s right to return to Service with the Company is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of this Agreement unless determined otherwise by the Company.  The Optionee’s Service shall be deemed to have terminated either upon an actual termination of service or upon the corporation for which the Optionee performs services ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Optionee’s Service has terminated and the effective date of such termination.

3. To the extent not previously exercised, the Option and all rights with respect thereto, shall terminate and become null and void when the Option Term (hereinafter defined) expires.

4. The Option may be exercised, in whole or in part, at any time or from time to time prior to the Expiration Date set forth above (the “Option Term”).  The Option Term is contingent upon the continued service of the Optionee with the Participating Company.  The Option shall be exercisable after the Optionee’s termination of Service only during the applicable time period determined in accordance with the following provisions and thereafter shall terminate:

(a) DISABILITY. If the Optionee’s Service terminates because of the Disability of the Optionee, an Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Optionee’s Service terminated, but in any event no later than the Expiration Date.

(b)  DEATH. If the Optionee’s Service terminates because of the death of the Optionee, an Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option or Right by reason of the Optionee’s death at any time prior to the Expiration Date.

(c) OTHER TERMINATION OF SERVICE. If the Optionee’s Service terminates for any reason, except Disability or death, an Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminated, may be exercised by the Optionee at any time prior to the expiration of three (3) months after the date on which the Optionee’s Service terminated, but in no event any later than the Expiration Date.

5. The grant of Awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6. The Option may be exercised with respect to all or any part of the number of vested Option Shares by the giving of written notice (“Notice”) of the intent to exercise to the Company.  The Notice shall specify the exercise date and the number of Option Shares as to which the Option is to be exercised.  Full payment of the Option exercise price by any of the means of consideration shall be made on or before the exercise date specified in the Notice.  Such full payment having occurred on or before the exercise date specified in the Notice, or as soon thereafter as is practicable, the Company shall cause to be delivered to the Optionee a certificate or certificates for the Option Shares then being purchased.  If the Optionee fails to pay for any of the Option Shares specified in the Notice, or fails to accept delivery of Option Shares, the Optionee’s right to purchase such Option Shares may be terminated by the Company.

7. During the Optionee’s lifetime, the Option granted hereunder shall be exercisable only by the Optionee or by any guardian or legal representative of the Optionee, and the Option shall not be transferable except, in the case of the death of the Optionee, by will or by the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process.

8. The Company may unilaterally amend the Award at any time if the Company determines, in its sole discretion that amendment is necessary or advisable in light of any applicable addition to or change in the Internal Revenue Code, any regulations issued thereunder, or any federal or state securities law or other applicable law or regulation.

9.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of the Optionee, either assume the Company's rights and obligations under outstanding Options or substitute for such outstanding Options substantially equivalent options for, or in relation to, the Acquiring Corporation's stock.

10. Until the date a stock certificate is issued to the Optionee, the Optionee shall have no rights as a stockholder with respect to the Option Shares, and no adjustments shall be made for dividends of any kind or nature, distributions, or other rights for which the record date is prior to the date such stock certificate is issued.

11. Nothing contained herein shall be deemed to give the Optionee any right to employment by the Company or by a Participating Company, or to interfere with the right of the Company or a Participating Company to discharge any person at any time without regard to the effect that such discharge will have upon such person's rights or potential rights, if any, under this Agreement. The provisions of this Agreement are in addition to, and not a limitation on, any rights a Optionee may have against the Company or a Participating Company by reason of any employment or other agreement with the Company or a Participating Company.

12. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the exercise price per share of any outstanding Option Shares.

13. The Optionee acknowledges having received and read a copy of this Agreement and agrees to comply with all laws, rules and regulations applicable to the Award and to the sale or other disposition of the Stock of the Company received.

14. Any notice to the Company provided for in this Agreement shall be addressed to it in care of its Secretary at its executive offices located at 229 Andover Street, Wilmington, Massachusetts, 01887, and any notice to the Optionee shall be addressed to the Optionee at the address currently shown on the payroll records of the Company.  Any notice shall be deemed duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

15. If any provision of this Agreement is held to be illegal or invalid for any reason, the remaining provisions are to remain in full force and effect and are to be construed and enforced in accordance with the purposes of this Agreement as if the illegal or invalid provision or provisions did not exist.

16. Until the Option Shares are registered, each certificate representing the Option Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IF APPLICABLE, STATE SECURITIES LAWS.  THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this nonqualified Stock Option Agreement, and the Optionee has placed his or her signature hereon, effective as of the Grant Date.

CARDIOTECH INTERNATIONAL, INC.

By: /s/ Michael Szycher
Name:  Michael Szycher
Title:    Chief Executive Officer

ACCEPTED AND AGREED TO:

By: /s/ Andrew Reed
Andrew Reed
Optionee